UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 08, 2018

PHI GROUP, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-38255-NY	90-0114535
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

5348 Vegas Drive # 237 Las Vegas, NV	89108
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 702-475-5430

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Precommencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Precommencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 3.02 Unregistered Sales of Equity Securities

On January 08, 2018, the Company issued 1,835,795 shares of free-trading Common Stock of PHI Group, Inc. to Auctus Fund, LLC, holder of a Convertible Promissory Note dated March 03, 2017 of the Company, for the conversion of $6,745.50 of the principal balance of the Note, $97.68 of accrued and unpaid interest and $500.00 conversion fee under the Note totaling $7,343.18. The principal balance due remaining under this Note after this conversion was $0.00.

On January 09, 2018, the Company issued 2,601,957 shares of free-trading Common Stock of PHI Group, Inc. to JSJ Investments, Inc., holder of a Convertible Promissory Note dated April 05, 2017 of the Company, for the conversion of $11,499.78 of the principal balance and accrued and unpaid interest of $2,858.64 totaling $14,358.42. The principal balance due remaining under this Note after this conversion was $0.00.

On January 11, 2018, the Company issued 2,900,000 shares of free-trading Common Stock of PHI Group, Inc. to Crown Bridge Partners, LLC., holder of the $35,000.00 Convertible Promissory Note dated June 9, 2017 of the Company, for the conversion of $9,650.00 of the principal and $500.00 of fees under the Note totaling $10,150.00. The principal balance due remaining under this Note after this conversion was $17,800.00.

As of January 12, 2018 there were 77,017,666 shares of the Company’s common stock issued and outstanding, excluding 5,673,327 shares of common stock that have been set aside for a special dividend distribution.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 12, 2018

PHI GROUP, INC.
(Registrant)

By:	/s/ Henry D. Fahman
Henry D. Fahman
Chairman and CEO